UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2025
Ellington Credit Company
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)
Registrant's telephone number, including area code: (203) 698-1200
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value per share	EARN	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.03. Material Modification to Rights of Security Holders.
The information contained under the header "Redemption of Series A Preferred Shares" in Item 8.01 of this Current Report is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On January 17, 2025, Ellington Credit Company (the “Company”) held a special meeting of shareholders (the "Special Meeting"). Proxies for the Special Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. The final voting results for each of the matters submitted to a vote of the shareholders at the Special Meeting are set forth below. Proposal 1, Proposal 2 and Proposal 3 are collectively referred to herein as the "Conversion Proposals."
Proposal 1: Approval of a Change in the Company's legal form from a Maryland real estate investment trust to a Delaware statutory trust
Votes on a proposal to approve a change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust were as follows:

For	Against	Abstentions	Broker Non-Votes
32,900,266	1,233,833	177,238	10,329,806
Proposal 2: Approval of the Company's new Delaware Amended and Restated Declaration of Trust
Votes on a proposal to approve the Company's new Delaware Amended and Restated Declaration of Trust were as follows:

For	Against	Abstentions	Broker Non-Votes
32,950,576	1,162,512	198,249	10,329,806
Proposal 3: Approval of an Investment Advisory Agreement with Ellington Credit Company Management LLC, the Company's External Manager, which would replace the Company's Existing Management Agreement
Votes on a proposal to approve an Investment Advisory Agreement with Ellington Credit Company Management LLC, the Company's External Manager, which would replace the Company's Existing Management Agreement, were as follows:

For	Against	Abstentions	Broker Non-Votes
32,676,006	1,433,619	201,712	10,329,806
Proposal 4: Ratification of the Appointment of the Company's Independent Registered Public Accountants
Votes regarding the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for all fiscal periods during 2025 up to and including the earlier of: (i) June 30, 2025, or (ii) upon the passage of the Conversion Proposals, the day immediately preceding the effective date of the Conversion, were as follows:

For	Against	Abstentions	Broker Non-Votes
19,126,339	224,006	290,798	*
* No broker non-votes arose in connection with this proposal due to the fact that the proposal was considered “routine” under New York Stock Exchange Rules.

All of the proposals, including each of the Conversion Proposals, presented at the Special Meeting received the requisite shareholder votes for the adoption of such proposals.

Item 8.01. Other Events.
Redemption of Series A Preferred Shares
As previously announced, the Company entered into a Subscription and Investment Representation Agreement with Ellington Credit Company Management LLC, the Company's external manager (the “Purchaser”), pursuant to which the Company issued and sold one thousand (1,000) Series A Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), to the Purchaser for an aggregate purchase price of $1,000.
Following the conclusion of the Special Meeting, where shareholders of the Company approved each of the Conversion Proposals, all of the outstanding Series A Preferred Shares were redeemed, in accordance with their terms.

Press Release
Additionally, on January 21, 2025, the Company issued a press release announcing the results of the special meeting and other related information. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report.

99.1	Press Release dated January 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Dated:	January 21, 2025	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer